Public Service Enterprise Group 2021 Investor Conference NYSE TICKER: PEG September 27, 2021 A sustainable, predictable growth platform Exhibit 99.1

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects; lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand; any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; any inability to maintain sufficient liquidity; the impact of cybersecurity attacks or intrusions; the impact of the ongoing coronavirus pandemic; the impact of our covenants in our debt instruments on our operations; adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements; risks associated with the timeline and ultimate outcome of our strategic alternatives relating to the completion of the sale of our fossil generating fleet; the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate fuel supply; market risks impacting the operation of our generating stations; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to our sale of generation output and purchase of fuel; any inability of PSEG Power to meet its commitments under forward sale obligations; reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings; adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning and transmission returns; risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental regulations and enforcement; and delays in receipt of, or an inability to receive, necessary licenses and permits. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements

PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net Income/(Loss). Non-GAAP Operating Earnings excludes the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. The last three slides in this presentation (Slides A, B and C) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings with a reference to those slides included on each of the slides where the non-GAAP information appears. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to a similarly titled measure used by other companies. Due to the forward looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility. Guidance included herein is as of September 27, 2021. GAAP Disclaimer From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings on the Investor Relations website at the bottom of the webpage.

2021 PSEG Investor Conference Agenda 4 15 MINUTE BREAK: PSEG ESG PERSPECTIVES PSEG Financial Review & Outlook Dan Cregg PSEG EVP & Chief Financial Officer Regulatory & Policy Update Tammy Linde PSEG EVP & General Counsel Public Service Electric & Gas Kim Hanemann PSE&G President & Chief Operating Officer PSEG Operations, Zero-Carbon, Infrastructure & Other Ralph LaRossa PSEG Chief Operating Officer PSEG Overview Ralph Izzo PSEG Chairman, President & Chief Executive Officer WELCOME AND INTRODUCTIONS CONFERENCE CONCLUSION MANAGEMENT Q&A SESSION

PSEG’s Powering Progress Vision: A future in which people use less energy, that energy is cleaner and delivered more reliably than ever. 5

PSEG: Powering Progress through Regulated Growth … PSEG: A sustainable, predictable growth platform PSEG is predominantly regulated with contracted, zero-carbon infrastructure investments and a strong set of growth opportunities PSEG is an ESG leader in tackling climate change, DEI and governance with an accelerated Net-Zero 2030 Vision and top-tier ESG scores Ralph Izzo Chairman, President and CEO – PSEG

PSEG: 90% regulated business mix from stable, predictable operations of PSE&G, 10% Zero-Carbon Generation, Infrastructure and Other PSE&G: Robust capital program aligned with state clean energy goals, increased by $1B to $14B-$16B through 2025, at our best-in-class utility Incremental investment to focus on ‘last mile’ distribution infrastructure; planned Infrastructure Advancement Program (IAP) filing Effective cost control to maintain customer affordability Future zero-carbon operations and infrastructure opportunities aligned with NJ energy policy Long runway of investment supported by regulatory & policy advocacy, paired with effective governance and strong ethics Growth platform of predictable earnings, dividends and capital spend visibility Establishing 2022 non-GAAP Operating Earnings Guidance of $3.30 - $3.60 per share Multi-year earnings growth rate of 5% - 7% over the 2022 to 2025 period, starting with 2022 guidance midpoint Raising indicative 2022 dividend by $0.12 per share, 2022 indicative annual dividend of $2.16* per share $500M of share repurchase to be implemented upon close of PSEG Fossil sale Expanded financial flexibility lowers minimum threshold credit metrics to 13%-14% (from 17%-18%) No new equity needed to execute 2021-2025 capital program, including Ocean Wind investment PSEG: Predominantly regulated with contracted, zero-carbon infrastructure investments and a strong set of growth opportunities PSEG is an ESG leader in tackling climate change, DEI and governance, with a Net-Zero 2030 Vision and top-tier ESG scores *Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG’s improved business mix drives a sustainable, predictable earnings platform built by steady capital allocation to PSE&G and the sale of our non-nuclear generation *See slides A, B and C for items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings for PSEG, PSE&G, PSEG Power and PSEG Enterprise/Other. E=Estimate. Note: 2021 guidance range includes benefit of cessation of Fossil depreciation; 2021 & 2022 use midpoints of guidance range for business mix calculations.

PSE&G: Over the last decade, capital investments have more than doubled rate base and net income



PSE&G Rate Base and Net Income
Net Income
Rate Base ($ millions)
Net Income ($ millions)
30,000
25,000
20,000
15,000
10,000
5,000
-
1,600
1,400
1,200
1,000
800
600
400
200
-
2013
2014
2015
2016
2017
2018
2019
2020
2021E
2022E
Transmission
Electric Distribution
Gas Distribution
Clean Energy

and delivered improved reliability, stronger customer satisfaction, more efficient operations and lower emissions

E = Estimate; Chart excludes CWIP. Year-end 2020 CWIP balance was ~$1.8B.
Note: Hashed portion of the chart represents unapproved programs including IAP planned filing in Q4 2021 and Energy Storage.

PSEG 9

PSEG has reduced volatility, provided more certainty across our business and delivered strong results

2020	✓	Announced exploration of Strategic Alternatives for non-nuclear fleet
	✓	PSE&G's $1B Clean Energy Future - Energy Efficiency program approved with CIP
	✓	Delivered on commitments to employees, customers, communities and shareholders during pandemic
Jan 2021	✓	PSE&G's CEF – $707M Energy Cloud (AMI) and $166M portion of EV program approved
Apr	✓	ZECs unanimously approved by BPU through May 2025
	✓	Completed acquisition of a 25% equity interest in Ocean Wind 1 from Ørsted North America
Jun	✓	PSE&G's CEF–EE with CIP began for electric margin
	✓	PSEG eliminated all coal from its generation portfolio
	✓	Closed sale of Solar Source portfolio
Jul	✓	PSE&G Transmission Formula Rate settlement agreed to and filed at FERC for approval
Aug	✓	Narrowed and raised 2021 non-GAAP Operating Earnings guidance
	✓	Reached agreement to sell fossil generating fleet
	✓	Qualified pension approaching fully funded ~97%
Sep	✓	2022 Guidance; 2022-2025 long-term non-GAAP Operating EPS growth rate; Raised 2022 indicative annual dividend increase; Increased PSE&G capital spending for 2021-2025; Near-term IAP filing with job creation
Oct	❑	PSE&G's CEF-EE with CIP begins for gas margin
	❑	Redemption of PSEG Power outstanding debt
Q4 2021 – Q1 2022	❑	Expected close of Fossil sale, commencement of share repurchase and higher dividend
	❑	Seeking long-term nuclear solution
	❑	Expect to narrow 2022E non-GAAP Operating Earnings guidance range
2022 – 2024	❑	Moving to more conservative pension asset allocation
	❑	PSE&G extensions of existing investment programs, rate case resolution (late 2024)

PSEG
10

PSEG has delivered strong results with a long track record of meeting or exceeding earnings guidance $/share *See slides A, B and C for items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings for PSEG, PSE&G, PSEG Power and PSEG Enterprise/Other.

PSEG projects 5%-7% EPS CAGR to 2025, driven by PSE&G’s investment program PSEG non-GAAP Operating Earnings per Share $3.30-$3.60 EPS growth rate and improved business mix support raising the 2022 indicative annual dividend increase from $0.08 to $0.12 per share while preserving a sustainable payout ratio +7% +5% $/share E=Estimate.

($/Share) PSEG Annual Dividend Per Share Opportunity for consistent and sustainable dividend growth; dividend raised every year for a decade, now with a higher growth rate *Indicative annual 2021 and 2022 PSEG common dividend rates per share. E=Estimate. Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. PSE&G EPS PSEG has paid a dividend to shareholders for 114 years and counting

PSEG's investments align with NJ's clean energy goals, strengthening system reliability and resilience to meet customers' increasing expectations


PSEG 2021-2025E High-end Capex ~$17B
Other
Future PSEG Zero-Carbon, Infrastructure and Other
Nuclear Reliability
PSE&G
• Energy Efficiency
• AMI
• CEF – Electric Vehicle
• CEF – Energy Storage
• Solar
• Gas Main and Service Replacement including GSMP
• Energy Strong
~50% addresses Decarbonization Emission Reduction Methane Reduction Clean Energy Transition Climate/Storm Adaptation
Customer Growth/ New Business
Reliability and Infrastructure Modernization
Offshore wind investments are incremental to PSEG's 5-YR, $17B (high-end) capital spending program

PSEG
14

PSEG has outpaced the industry in reducing carbon emissions intensity, and is getting recognized for ESG performance



PSEG Generation Carbon Emission Intensity vs. U.S. Average (2005 – 2020)
1,400
1,200
1,000
800
600
400
200
-
Cleaner
CO_2 Intensity (lbs/MWh)
~55% less than U.S.
~60% decline 2005 - 2020
Nuclear: Higher capacity factors / capacity uprates
Coal: Lower capacity factors / plant retirements
Gas: Greater efficiency
Coal: Divested PA coal
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
PSEG
U.S. Average



PSEG's ESG Vital Signs: Relative Scores
MSCI
PEERS
AA
PSEG in top 20% of all MSCI rated companies
SSGA R-Factor
PEERS
69
PSEG is top 10%-30% of SSGA's Industry rated companies
ISS
PEERS
3-S 4-E
Sustainalytics
PEERS
71
Bloomberg Disclosure
PEERS
56
CPA Zicklin Index
PEERS
85.7
Worse
PEER AVG
PSEG
Better

PSEG

Source: For PSEG: MJ Bradley "U.S. Benchmarking Air Emissions" and PSEG; For USA: EIA actuals 2005-2020

Scores from best to worst: MSCI – AAA to CCC, ISS – 1 to 10, others – 100% to 0%; Scores as of June 30, 2021

15

PSEG has accelerated its climate vision for net-zero emissions by 20 years to 2030


~22% Methane Reduction Target
2023
~60% Methane Reduction Target*
2030
New PSEG Net-Zero GHG Vision
2030
Original PSEG Power 80% GHG Reduction Target
2046
Original PSEG Power Net-Zero Vision
2050

PSEG's Three-Pronged 2030 Climate Vision

- Provide GHG-free generation
- Achieve net-zero operations for regulated electric and gas utility PSE&G and carbon-free generation (Scope 1 & 2 emissions)
- Enable economy-wide decarbonization

*Forecast to 2030 based on current and potential future accelerated gas main replacement in future GSMPs; GHG=Greenhouse Gas

PSEG 16

Net-Zero for PSE&G Operations: (Scope 1 and Scope 2) Accelerating modernization of natural gas distribution system Continued investment in T&D Reduce SF6 in electrical gas-insulated substations and switchgear Improve energy efficiency of PSE&G buildings & facilities Reduce fossil fuel use in the transportation fleet through vehicle electrification, right sizing, and renewable fuels Address any residual emissions through carbon offsets Carbon-Free Generation: PSEG will transition the generation portfolio to 100% GHG-free Maintain support for nuclear generation Increase investments in renewable generation that will further reduce the carbon footprint of company operations Enable Economy-wide Decarbonization PSEG will support implementation of NJ’s clean energy and climate change goals, and will enable the low carbon energy transition for customers Reduce Scope 1 Reduce Scope 3 PSEG is transitioning to net-zero operations PSEG’s net-zero 2030 vision challenges us to reduce emissions by an additional ~17% in the next decade PSEG’s path to net-zero 2030 will include: ongoing modernization of our electricity and natural gas networks, fleet electrification, energy efficiency, renewable and zero-emitting technologies For remaining operational CO2e emissions in 2030, we intend to utilize high-quality carbon offsets SF6=Sulfur Hexafluoride; CO2e=Carbon Dioxide equivalent Reduce Scope 1 & 2

18 PSEG’s valuation has improved relative to peers since the Strategic Alternatives announcement yet remains at a significant discount to premium peers with similar business mix, credit ratings, growth rates and ESG focus *The price/earnings ratio is based on the closing price divided by the expected non-GAAP Operating Earnings by analysts for the annual reporting period subsequent to the current reporting period.

What you will hear from PSEG’s leadership team today: PSEG: A sustainable, predictable growth platform PSEG: 90% regulated business mix from stable, predictable operations of PSE&G – Ralph LaRossa PSE&G: Robust capital program aligned with state clean energy goals, increased by $1B to $14B-$16B through 2025, at our best-in-class utility – Kim Hanemann Future zero-carbon operations and infrastructure opportunities aligned with NJ energy policy – Ralph LaRossa Long runway of investment supported by regulatory & policy advocacy paired with effective governance and strong ethics – Tammy Linde Growth platform of predictable earnings, dividends and capital spend visibility – Dan Cregg

PSEG: 90% regulated business mix from stable, predictable operations of PSE&G Future PSEG Stability of PSEG Reliable, Solid Operations PSEG: A sustainable, predictable growth platform Ralph LaRossa Chief Operating Officer – PSEG

Future PSEG PSEG is predominantly a regulated utility, with other businesses that are largely contracted in the near-term, providing a high degree of predictability Nuclear BGSS LI Utility Services OSW Future PSEG Zero-Carbon, Infrastructure and Other PSE&G Electric Transmission Electric Distribution Gas Distribution Clean Energy Investments

STABLE BUSINESS MIX PSE&G represents ~90% of PSEG earnings through 2025 PSE&G earnings cover >100% of PSEG dividend PSE&G represents ~85% of PSEG total assets post Fossil sale PSE&G represents >90% of PSEG capital spending ~90% of PSE&G capital spending recovery is contemporaneous or near-contemporaneous STABLE REVENUE STREAM Transmission has no volume risk, FERC formula rate reflects annual true-up Electric CIP eliminated volume variability per customer (June 2021), with annual true-up Gas CIP eliminates volume variability per customer (October 2021), with annual true-up Zero-carbon gross margin stability through hedging, capacity, ZECs, and 20-year ORECs Stability of PSEG

PSEG: Reliable, Solid Operations

CONSISTENT, OUTSTANDING OPERATIONS

- Safety and reliability metrics regularly first quartile
- Stable PSE&G customer rates
- PSE&G achieving its highest ever customer satisfaction scores for electric and gas service
  - PSE&G has won the ReliabilityOne® Award 19 years in a row
  - PSE&G recognized as the most trusted gas & electric utility in the East Region
  - PSE&G named a recipient of a Stars of Energy Efficiency Award

ALLIANCE TO SAVE ENERGY

- Executing PSE&G's $14 billion-$16 billion capital program on schedule and on budget
- PSE&G has delivered on 23 clause filings since 2009
- Customer benefit of transmission investment and Energy Strong hardening and adaptation proven in recent storms
- Nuclear Operations: For the first time in their history, our Salem and Hope Creek nuclear plants simultaneously attained the highest possible performance rating from the Institute of Nuclear Power Operations
- PSEG Inclusion for All DEI impact: ~40% of YTD hires are women and/or people of color

PSEG 23

24

PSE&G: Robust capital program aligned with state clean energy goals, increased by $1B to $14B-$16B through 2025, at our best-in- class utility PSEG: A sustainable, predictable growth platform Kim Hanemann President and Chief Operating Officer – PSE&G Focus on Safety, Operations and Customer Satisfaction Robust and Growing Investment Profile Across all Areas Transmission Electric and Gas Distribution Clean Energy Future and Technology Cost Control and Customer Impacts

PSE&G – New Jersey’s largest: Electric and gas distribution utility Transmission business Investor in renewables and energy efficiency Appliance service provider Electric Gas Customers 5-Year Annual Customer Growth* 2.3 Million 0.8% 1.9 Million 0.6% 2020 Electric and Gas Sales 39,666 GWh 2,370M Therms** Sales Mix (2020) Residential 35% 60% Commercial 56% 36% Industrial 9% 4% PSE&G 2020 Rate Base*** *Annual customer growth uses 2015 as base year. **Gas Firm sales only. ***Excludes CWIP. 2020 Year-end CWIP balance was ~$1.8B. Transmission 46%

Continued focus on safety and reliability performance is demonstrated by sustained results

Customer Satisfaction

J.D. Power Residential Satisfaction



J.D. Power Electric Residential
1Q
690
727
725
742
767
2016
2017
2018
2019
2020
J.D. Power Gas Residential
1Q
705
736
743
748
759
2016
2017
2018
2019
2020

J.D. Power Business Satisfaction



J.D. Power Electric Business
2Q
757
756
764
785
802
2016
2017
2018
2019
2020
J.D. Power Gas Business
2Q
760
795
775
804
820
2016
2017
2018
2019
2020

Key J.D. Power Satisfaction Takeaways

- Strong multi-year performance in all categories with continued improvement resulting in PSE&G's highest-ever scores in 2020

Notable Customer Awards:

- 2021 Cogent Most Trusted Utility Brands – Residential
- 2020 PA Consulting ReliabilityOne® Award for Outstanding Customer Engagement for exceptional outage and power restoration information efforts

PSEG 28

PSE&G's 5-year capital program increased by $1 billion to $14B - $16B with investments focused on reliability, resiliency, grid modernization and clean energy


PSE&G Capital Spending
2021E – 2025E
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
($ Millions)
2021E
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Unapproved Programs:
• ES III, CEF-ES, electrification initiatives, and IAP
• GSMP and CEF-EE Program Extensions: Low-end of range assumes current run rates of approved programs continue. High-end assumes increase in program investment.

With a clear runway to ongoing capital investment needs across the system

Capital investment range increase driven by transmission and distribution reliability needs, including IAP proposal

Includes AFUDC Debt. E=Estimate.
Note: Hashed portion of the chart represents unapproved programs including IAP planned filing in Q4 2021, Energy Strong extension, CEF-ES, Vehicle Innovation and Electrification and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the lower end of the range.

PSEG
29

Expanded investment program firms ~6.5%-8.0% compound annual rate base growth over this period


PSE&G Year-End Rate Base
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
($ Millions)
2020-2025E CAGR
~8%
~6.5%
Unapproved Programs
2020
2021E
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy

E = Estimate; Chart excludes CWIP. Year-end 2020 CWIP balance was ~$1.8B.

Note: Hashed portion of the chart represents unapproved programs including IAP planned filing in Q4 2021, Energy Strong extension, CEF-ES, Vehicle Innovation and Electrification and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the lower end of the range.

PSEG 30

Transmission: Investment program is focused on enhancing reliability and resiliency, and replacing aging infrastructure 69 kV conversion effort to improve reliability and address aging system transitioning from large end-of-life projects Load increases in certain areas, driven by electrification efforts, including electric vehicles Generation topology changes – retiring plants and interconnections / upgrades for OSW transmission and other renewables Considerable investment potential in PJM State Agreement Approach solicitation Settlement agreement pending before FERC; has three-year stay-out for settling parties

New Jersey is experiencing an increased frequency of extreme weather events, challenging existing infrastructure 56” flood level at Somerville Substation following TS Ida August 2021

Electric Distribution – Energy Strong program to replace and rebuild substations in flood zones has brought tremendous benefit to customers Superstorm Sandy & Hurricane Irene caused flooding at 29 substations and switching stations, leading to outages for approximately 522,000 customers None of the Energy Strong-hardened stations were impacted by Tropical Storm Ida, which caused substantial flooding in New Jersey Transitioning reliability improvement program to the ‘last mile’, including upgrading 67 substations and switching stations for load growth and EV penetration over the next 5 years 33 Somerville Withstood 56” of Flooding during TS Ida, and Remained Operational 56”

Electric Distribution – Last mile investment program will modernize the system and improve reliability for customers who are more dependent on the system than ever before Last mile electric system modernization investments: Targeted asset replacements – Poles, overhead equipment, secondary lines, etc. Storm hardening – Rebuild lower performing circuits, install spacer cable, consider undergrounding Underground network – Rebuild manhole and conduit system and secondary cables in at risk areas Capacitor upgrades – Smart controllers to better manage circuit voltage Focused investment program with long runway, beginning with a planned $800-$900 million IAP filing

Infrastructure Advancement Program – 4-year distribution investment program to improve reliability, reduce emissions and create jobs; to be filed with BPU and expected to start mid-2022

Investment	$ millions	Components
Last Mile - Reliability	$175 – $225	Underground cable replacement, spacer cable, pole upgrades, open wire secondary, etc. to improve reliability
Last Mile - Make-ready investments for EV infrastructure and DER penetration	75 – 100	Investments in secondary line upgrades and capacitor bank upgrades to support the aggressive electrification of the transportation sector and the penetration of distributed energy resources (DERs) (customer-sited solar)
Inside Plant	250 – 300	Investment in a lifecycle program focused on modernization of 6 substations and aging 26kV oil-filled circuit breakers
PSE&G facility EV infrastructure	125 – 150	Install ~2,000 EV chargers and associated infrastructure at 65 PSE&G locations to support PSE&G's transition to an electric fleet
Gas Metering and Regulating stations	125 – 150	Investment in a lifecycle program focused on modernization of 7 Metering and Regulating (M&R) stations
Program Total	**~$800 - $900**	

With long runway to address last mile reliability and continue lifecycle replacement for major equipment as well as job creation

PSEG
35

Gas Distribution – Investments to modernize the infrastructure and drive reduction in methane leaks



% Reduction of absolute methane (CH_4) emissions from 2011 as reported to the EPA under 40 CFR 98, Subpart W
0%
-10%
-20%
-30%
-40%
-50%
-60%
2011
2020
2030E*
GSMP I
GSMP II
Reduced methane CO_2e emissions by ~225,000 metric tons (2011 – 2020)
PSE&G is on track to achieve its ~22% methane reduction goal by 2023 from 2018 levels, with ongoing GSMP II replacement of cast iron and unprotected steel main
Targeting ~60% cumulative methane reduction by 2030 from 2011 levels, assuming a continuation of GSMP puts us ahead of national targets

- GSMP II program will replace 875 miles of pipe over 2019-2023 for $1.9 billion
- Energy Strong II provides modernization of M&R station aging infrastructure
- Program to install methane detectors aligned with AMI meter installation
- Pilot to explore usage of renewable natural gas

E=Estimate.
*Forecast to 2030E based on current and potential future accelerated gas main replacement in future GSMPs.

PSEG 36

Clean Energy Future programs focus on reducing customers’ energy consumption and creating clean energy jobs for under-employed and diverse New Jersey residents $2.5B investment $300M investment $100M investment $2.5B investment $300M investment $100M investment Energy Efficiency (EE) Energy Cloud (EC) “AMI” Electric Vehicles (EV) Energy Storage (ES) $1B Commitment 3 years Approved Sept 2020 $707M* Investment 4 years Approved Jan 2021 $166M Investment ~6 years Approved Jan 2021 $109M Investment Filed amount, outcome pending Programs for Residential and C&I customers including low-income, multi-family, small business and local government “Smart meters,” new software and product solutions to improve PSE&G processes and better manage the electric grid Residential Smart Charging, Level 2 Mixed-Use Charging, Public DC Fast Charging Solar Smoothing, Distribution Deferral, Outage Management, Microgrids, Peak Reduction for Municipal Facilities *CEF-EC/AMI Program is $707M, additional rate base is ~$600M given historical annual meter spend of ~$30M. C&I=Commercial & Industrial customers; DC=direct current Three of the four largest CEF programs have been launched þ þ þ Medium/Heavy-duty vehicle investments pending

PSE&G investments create New Jersey job growth and support diverse recruiting efforts PSE&G implemented a steering committee with the NJDOL, community advocates and  representatives from our strategic hiring / recruiting partners to drive program success Vendor targets for quantity and diversity of jobs Collaborating with NJ Department of Labor (NJDOL) and community organizations to recruit candidates Continued collaboration with vendors on training needs and development of pipeline Courses to provide necessary skills Diverse supplier mentorship pilot Expanding organizations to assist in certification of Minority, Women, Veteran Business Enterprises Supplier NJ spend and diversity targets for EE programs Jobs Training Vendor Diversity Infrastructure programs: Over 1,500 current direct jobs through GSMP II and ES II, and over 500 more through anticipated IAP filing Clean Energy: Over 3,000 direct jobs planned, with a focus on unemployed, under-employed, low/middle-income New Jersey residents including through ongoing collaboration with newly created NJ Council on Green Economy and incremental from vendor diversity

Reducing cycle time of reporting damage during storm events and enabling digitization of T&D field processes, including public safety through deployment of a suite of mobile geographic information system applications and dashboards Mobile Geographic Information System Providing real time information to help customers manage their usage, improving operational efficiencies, and supporting new energy technologies through the deployment of 2.3 million smart meters over the next four years Advanced Metering Infrastructure Creating a holistic view of a customer’s profile, transactions, and participation in energy efficiency programs through deployment of a new integrated customer relationship management platform 360 View of the Customer Providing customers convenient ways to pay, track outage status, review their bill, and make appointments through a new self service application that runs on mobile phones, tablets, and watches Mobile Access Enhancing real-time awareness of power outages, improving the capabilities of outage prediction models and enabling faster outage detection and restoration with a new advanced distribution management system and a new outage management system Outage and Distribution Management Optimizing resource utilization, enabling proactive asset management and gaining better insights into work status through a new mobile work management system Asset and Work Management Investments in technology are making us more efficient and reliable, and giving customers greater access to information and programs

Successfully managing O&M costs, preserving customer affordability Demonstrated ability to control O&M, preserving earnings and returns in a low sales growth environment Distribution O&M has remained relatively flat over the period Utilizing best practices, continuous improvement initiatives, and technology to achieve cost savings [1] Excludes certain regulatory balance account items. E=Estimate PSE&G O&M Expense (1) 2017 – 2022E CAGR = 2.2% ($ Millions)

PSE&G: Typical residential electric and gas bills are down almost 25% from over a decade ago, or about 40% adjusted for inflation Over the next four years, the impact of GSMP II, ES II, CEF-EE and planned IAP filing on customer bills is expected to increase ~2% per year, aligned with inflation *Average monthly bill for a typical residential electric customer using 6,920 kilowatt-hours per year and a typical residential gas heating customer using 1,040 therms per year. **CEF includes proposed net impacts of CEF-EE and includes indirect bill impacts of the program such as CIP, cost shifting and other bill savings. Bill impacts from CEF-EC and CEF-EV/ES have been excluded since all costs and return on associated investments will be deferred until the company’s next base rate case. E=Estimate; ES II=Energy Strong II

PSE&G: Robust capital program aligned with state clean energy goals, increased by $1B to $14B-$16B through 2025, at our best-in- class utility Meeting takeaways PSE&G: A sustainable, predictable growth platform Focus on Safety, Operations and Customer Satisfaction – Continuously Improving Operational Performance Robust and Growing Investment Profile Across all Areas Transmission, Electric and Gas Distribution and Clean Energy Future and Technology Modernize Aging Infrastructure, Improve Resiliency, Meet Customers’ Higher Expectations and Drive Emissions Reductions Cost Control and Customer Impacts Controlled O&M Low Historical Rates Realizing Allowed Returns Recovery Mechanisms Minimize Lag Maximize Customer EE Savings via CIP

PSEG Operations: Future zero-carbon operations and infrastructure opportunities aligned with NJ energy policy Fossil Sale Update Long-term Benefits of Nuclear Cost Control and Gross Margin Stability OSW Opportunities PSEG: A sustainable, predictable growth platform Ralph LaRossa Chief Operating Officer – PSEG

Sale of PSEG Fossil fleet expected to close by year-end 2021 or early 2022 Agreement to sell PSEG Power’s 6,750 MW PSEG Fossil generating portfolio to ArcLight, consisting of 13 generating units located in NJ, CT, MD and NY The sale price for the PSEG Fossil portfolio is approximately $1.9 billion Combined with the Solar Source sale, total proceeds from the Strategic Alternatives process will be approximately $2.5 billion Filed for all required regulatory approvals Fossil sale accelerates overall decarbonization goals while: Remaining PSEG generation will consist of carbon-free, significantly contracted investments in existing nuclear units (3,766 MW) and regional offshore wind Reducing overall business risk and earnings volatility Enhancing an already favorable ESG position

Benefits of a long-term solution recognizing the carbon-free attributes of nuclear generation Ensures workforce stability and ability to attract and retain nuclear talent Enhances nuclear fuel purchasing and efficient capital planning Major consideration for Nuclear Regulatory Commission license extension for NJ units beyond current 2036, 2040 and 2046 expiration dates Preserves tax base and stabilizes local southern NJ economy Salem/Hope Creek produce >90% of NJ’s zero-carbon energy or ~40% energy used PSEG Nuclear produces 31 TWh of reliable, dispatchable baseload carbon-free power, with average capacity factor (2017 - 2020) above 90% PSEG nuclear generation avoids emission of about 15.5 million metric tons of CO2 each year – equivalent to solar panels on over 3 million houses at a fraction of the cost

Cost control and stability of gross margin support results



Power O&M Expense (1)
2017 – 2022E CAGR = (7.3%)
1,200
1,000
800
600
400
200
-
($ Millions)
2017
2018
2019
2020
2021E
2022E



Zero-Carbon, Infrastructure & Other Gross Margin
2022E
100%
80%
60%
40%
20%
0%
Margin
Over 90% of gross margin hedged in 2022E
Capacity Margin
Energy Margin
ZEC Payment
Other
Unhedged

Financial Items to Consider for 2022

- PSEG Fossil and Solar Source **O&M** run rate was ~$300 million/year and **Depreciation** run rate was ~$205 million/year
- PSEG Power **Interest Expense** run rate was ~$120 million/year and planned nuclear **capital spending** is < $150 million/year
- Expected gross margin over $1 billion for 2022E, with over 90% hedged with approximately $156 million locked in via capacity auctions

PSEG [1] Excludes Nuclear ARO, early retirement of Hudson/Mercer coal plants, Bethlehem Energy Center (BEC) goodwill write-off and write-offs related to Strategic Alternatives. Excludes Fossil and Power Ventures in 2022E. E=Estimate.

46

Benefits of offshore wind development



NJ Wind Port
Oyster Creek
Atlantic City
Cardiff
BL England
Dover
Delaware Bay
Delaware
Atlantic Shores 2
Atlantic Shores 1
Ocean Wind 1
Ocean Wind 2
NY Bight Lease Areas Hudson South
GSOE
Skipjack

- Offshore Wind Strategic Plan to develop 7,500 MW by 2035 is a key component of NJ's '100% clean energy by 2050' target
- Captures best regional renewable resource
- Supports economic growth engine for new supply chain, including the New Jersey Wind Port
- ORECs provide a stable, 20-year revenue stream
- Alignment with state energy goals

2021
- Sep - PSEG bid in PJM OSW Transmission
- Dec - MD to award second round OSW project
- Dec - BOEM opens auction of Hudson Bight lease area

2022
- Q3/Q4 - BPU OSW transmission decision
- May - Draft BOEM EIS for Ocean Wind 1 expected
- Dec – Bids due in NJ 3rd round of OSW projects

2023
- Feb - Final BOEM EIS for Ocean Wind 1 expected
- Jun - BPU to award 3rd round of OSW projects

2024
- Q4 – First power Ocean Wind 1

2025
- Ocean Wind 1 Full COD

PSEG BOEM=Bureau of Ocean Energy Management; EIS=Environmental Impact Statement; COD=Commercial Operation Date

47

PSEG current offshore wind opportunities

Ocean Wind Project



- Ocean Wind 1 is a 75/25 Joint Venture between Ørsted NA and PSEG
- Located 15 to 27 miles off the coast of southern NJ
- 1,100 MWs – enough to power 500,000 homes
- Points of interconnection: Oyster Creek 230kV substation and BL England 230kV substation
- First power expected by the end of 2024
- Potential for investment in Ocean Wind 2

GSOE/ Skipjack


GSOE
Skipjack

- PSEG owns 50% of Garden State Offshore Energy (GSOE) with Ørsted NA, which in turn owns the leasehold rights to an offshore lease area off the coast of Delaware
- Previously, the offshore lease area was divided between GSOE and the Skipjack project
- PSEG has an option to buy into the combined Skipjack and Skipjack 2 projects if Ørsted wins a second round award in Maryland
- OREC award timing: Expected December 2021

Offshore Transmission



- In April 2021, the BPU and PJM opened a competitive solicitation for offshore wind transmission utilizing the PJM State Agreement Approach
- Bids submitted on September 17; decision announcement expected in Q3/Q4 2022, with winning projects likely in-service by 2029
- PSEG submitted several proposals in response to the solicitation, including multi-spur options and an offshore wind network proposal
- Considerable investment potential (> $1 billion) if PSEG projects are selected

PSEG
48

PSEG Operations: Future zero-carbon operations and infrastructure opportunities aligned with NJ energy policy Meeting takeaways PSEG: A sustainable, predictable growth platform Sale of Fossil Positions PSEG for Increasing Stability Nuclear is of Critical Importance to Clean Energy Goals Disciplined Approach to the Business Remains a Key Success Factor Multiple OSW Opportunities Exist for Deployment of Capital Across Generation and Transmission, with Stable Revenue Streams

PSEG Regulatory & Policy Priorities: Long runway of investment supported by regulatory & policy advocacy paired with effective governance and strong ethics Resolution of Multiple Uncertainties State and Federal Policy Focus Supports Our Infrastructure and Clean Energy Investments Long-Term Solution for Nuclear Unwavering Focus on Governance and Ethics PSEG: A sustainable, predictable growth platform Tammy Linde EVP and General Counsel

PSEG has resolved several uncertainties in the past year, leading to more stability and better visibility Resolution Impact Settlement for transmission ROE at 9.9% filed at FERC Has three-year stay-out for settling parties Settled Clean Energy Future filings Secured ~$2B of utility capex to decarbonize NJ Granted CIP Enables utility to maximize promotion of energy efficiency Extension of deferral for certain COVID-19 costs through 2022 Preserves financial flexibility Settled multiple and often concurrent regulatory clause mechanisms into rates Reduces regulatory lag/avoids rate shock Secured 3-year ZEC extension at $10/MWh Provides revenue support to the NJ nuclear units through May 2025 NJ Supreme Court declined to hear appeal of BPU’s 2019 ZEC decision Closes state appeals process for initial ZEC decision

PSEG regulatory & policy focus supports our low carbon infrastructure platform New Jersey Focus PSE&G continuing investments in critical energy infrastructure to provide customer benefits; Energy Strong program improves resiliency and reliability against more frequent and severe weather events Comprehensive EE framework provides opportunity for continued investment in Clean Energy Future beyond current 3-year program Conservation Incentive Program is a win-win for customers and investors Opportunity for customers to reduce energy usage and lower bills Expands definition of “rate base” behind the meter EV Infrastructure Investment and PSEG fleet conversion to enhance environmental profile Offshore Wind (generation/competitive transmission) furthers NJ’s clean energy goals Federal Focus Transmission formula rate settlement and FERC’s proposed elimination of RTO incentive adder are pending Transmission planning and cost allocation, including integrating renewable resources into the grid, is an evolving policy at the FERC (PJM Transmission Owners seeking return of and on required transmission upgrades) Tax policy remains fluid, including recognition of carbon-free attributes for nuclear and offshore wind, providing potential policy support for these valuable resources

PSEG is focused on advancing Powering Progress investments aligned with NJ's energy policy goals

Past Programs (2009-present)

- Transmission Expansion
- Energy Strong I
- GSMP I
- Solar4All® & Extension, S4AE II
- Solar Loan I, II, III
- Prior Stimulus, EE (2009, 2011)
- CIP 1 (2009), CIP 2 (2011)
- Energy Efficiency ('09/'15/'12/'17)
- Demand Response
- Carbon Abatement

Energy Policies

2021 Successor Solar Framework
2021 NJ Offshore Wind Plan
2021 PJM/BPU State Agreement Approach
2020 Energy Efficiency Framework
2020 Conservation Incentive Program
2020 Global Warming Response Act 80X50
2020 NJ Energy Master Plan
2018 Infrastructure Investment Program
2018 NJ Clean Energy Act
2018 Zero Emissions Certificates Law
2018 Offshore Wind Renewable Energy Certificate Funding Mechanism

Ongoing & Opportunities

- IAP
- Last Mile Reliability
- CEF-EE, EV, EC/AMI
- GSMP II, III
- Energy Strong II, III/ Electric System Modernization
- Transmission Reliability & Resiliency
- Fleet Electrification
- CEF-ES
- OSW Generation
- OSW Transmission
- Solar Extension
- Nuclear ZECs
- Long-Term Nuclear Solution

In the last year, PSE&G has received approval for ~$2 billion of investments to help decarbonize New Jersey

PSEG
53

PSEG is pursuing a long-term solution for our zero-carbon nuclear fleet Potential federal solutions The Biden Administration's climate agenda recognizes the importance of preserving existing nuclear units in order to decarbonize the nation’s power supply by 2035 Nuclear production tax credit of $15/MWh refundable credit, reduced by an amount tied to a reference price that accounts for market revenue and enhances revenue stability Grant program administered by the Department of Energy Clean Electricity Performance Program has an incentive and penalty structure to increase the proportion of clean energy at fixed percentage each year Potential state solutions The Murphy Administration’s climate agenda recognizes the importance of preserving nuclear as part of its goal to have 100% clean energy by 2050 ZECs were recently extended by the BPU at the full $10/MWh level through May 2025 Amending New Jersey’s 2018 ZEC Law may be another path to provide long-term support Fixed Resource Requirement options awaiting further clarity Broad support in Washington and positive commentary during NJ ZEC process acknowledges need to develop long-term solution to preserve nuclear generation

Sound governance and unwavering ethics are the foundation of our high-performing culture Diverse Board of Directors Independent Lead Director – Dr. Shirley Ann Jackson 50% are gender and/or ethnically diverse 4 of 6 Board Committees are chaired by women or ethnically diverse director 4 new directors in last five years bring new perspectives Good mix of tenures and effective refreshment program Effective oversight of ESG matters Sustainability and Corporate Citizenship function reports to CEO Chief Diversity Officer reports to CEO Assignment of key topics to full board or specific committee (climate, cybersecurity, safety, human capital management) Regular reports and continuing education for directors on key topics relating to operations and ESG Expanded disclosure on political contributions including 501(c)(4) contributions Ethics: How PSEG does business is as important as our results PSEG’s corporate culture is based upon strong ethical standards and effective compliance and controls, and demonstrated in the integrity of our business dealings and in the decisions made by our employees

Meeting takeaways PSEG: A sustainable, predictable growth platform Stability Increased Through Resolution of Prior Uncertainties Capital Program Focused on Infrastructure and Clean Energy Investments has Strong Alignment with State Objectives and Federal Policy Broad and Growing Appreciation for Value of Nuclear Advances Efforts for Long-Term Financial Support Strong Ethics and Governance Underpins Everything We Do at PSEG PSEG Regulatory & Policy Priorities: Long runway of investment supported by regulatory & policy advocacy paired with effective governance and strong ethics

PSEG Financial Review & Outlook: Growth platform of predictable earnings, dividends and capital spend visibility Improving Business Mix Strong Cash Flow and Solid ‘BBB’ Credit Ratings, Providing Financial Strength and Flexibility Controlling O&M Including PSEG Power Transition More Predictable and Higher Earnings Growth Rate PSE&G Rate Base and Earnings Growth Drive PSEG’s Long-Term Outlook Raising Annual Dividend Rate of Increase PSEG: A sustainable, predictable growth platform Dan Cregg EVP and Chief Financial Officer

Long-term focus on regulated utility growth, improving our business mix and enhancing our ESG profile

	Before Non-Nuclear Divestiture	After Non-Nuclear Divestiture
Business Mix	Growing Regulated Contribution	PSE&G ~90% and Zero-Carbon, Infrastructure and Other ~10%
Changing Generation Profile	6,750 MW of Fossil Generation with Merchant Exposure	25% Ownership in Ocean Wind 1 Project with Long-Term Revenue Stream
Valuing Nuclear Attributes	ZEC Award for NJ Units through May 2025	Seeking Long-term Nuclear Solution
PSE&G's 5-Year Capital Plan	$13B to $15B	$14B to $16B
Share Repurchase Authorization	None	$500M, following Fossil sale closing
Non-GAAP Operating Earnings Guidance	Annual	Earnings CAGR to 2025 of 5% to 7%
Consistent, Sustainable Dividend Growth	Annual Dividend Increase of $0.08 per share since 2015	Raising Annual Dividend Increase to $0.12 per share, effective Q1 2022
Increased Financial Flexibility (Minimum FFO/ Debt)	17% to 18%	13% to 14%

PSEG
58

Sale of non-nuclear assets generated significant cash flow for debt reduction and share repurchases

	Sources and Uses of Cash
Net Solar Sale Proceeds	~$0.4B
Net Fossil Sale Proceeds	~$1.75B
Total After-Tax Proceeds	~$2.15B
2023 and 2031 Power Senior Note Redemptions and Estimated Make-Whole Premium	(~$1.6B)
Net Proceeds after Power Debt Redemption	~$0.5B
Announced Share Repurchase, Post-closing	($0.5B)
Post-closing, Potential Power Re-levering	Sized based on FFO to Debt ~40%

PSEG
59

Target PSEG's senior unsecured credit ratings at 'Solid' BBB

Issuer	Security	S&P	Moody's	Target PSEG Credit Metric
PSE&G	Senior Secured		Aa3	Regulatory Equity Ratio ~55%
		A		
	Outlook	Stable	Negative	
PSEG Power	Senior Unsecured		Baa1	FFO / Debt ~40%
		BBB		
	Outlook	Stable	Negative	
PSEG	Senior Unsecured		Baa1	FFO / Debt ~Mid-Teens
		BBB		
	Outlook	Stable	Negative	
	Minimum Threshold	BBB @ 13%	Baa2 @ 14%	

PSEG

60

Enhanced business profile underpins solid credit ratings and significant debt capacity Average 2022E – 2025E ~Mid-Teens Minimum Threshold ~$3.5B of investment capacity if debt capacity funds PSE&G growth at target capital structure Targeting Solid ‘BBB’ credit ratings for PSEG Senior Unsecured Debt PSEG Funds from Operations / Debt 2022E – 2025E Average Debt Capacity Financial flexibility utilized to fund planned investments, with significant debt capacity remaining for incremental opportunities $ Billions

PSEG has controlled O&M with a focus on continuous improvements and controlling support costs related to non-nuclear divestiture All support costs related to PSEG Fossil to be fully eliminated with successful just transition placement of impacted employees [1] Excludes Nuclear ARO, early retirement of Hudson/Mercer coal plants, BEC goodwill write-off, write-offs related to Strategic Alternatives and certain regulatory balance account and pass-through items. Excludes Fossil and Power Ventures in 2022E. E=Estimate. PSEG O&M Expense (1) 2017 – 2022E CAGR = (1.8%) ($ Millions)

Strategic repositioning will deliver more predictable earnings

PSEG non-GAAP Operating Earnings per Share



$3.35 to $3.55
Expected to contribute >80%
2021E Original
8/2/21 - Raised bottom end 5¢/share on first-half results
8/12/21 - Raised top and bottom 10¢/share - mainly cessation of Fossil depreciation upon Held for Sale and lower interest expense from debt redemption at PSEG Power
$3.50 to $3.65
Expected to contribute ~80%
2021E Updated
Zero-Carbon, Infrastructure and Other
PSEG
$3.30 to $3.60
Expected to contribute ~90%
2022E

2022 Earnings Guidance

- **Aligned with 2021 original guidance**
  (before one-time Held for Sale depreciation benefit)
  - \+ PSE&G investments
  - \- Transmission ROE reset
  - \- Fossil/Solar margin
  - \+ Fossil/Solar O&M, Depreciation
  - \+ Power interest expense
  - \+ Share repurchase
- **Improved stability in business mix**
  - \+ Fossil volatility eliminated
  - \+ CIP mechanism at PSE&G

PSEG E=Estimate

63

Strategic repositioning will deliver a higher earnings growth rate $3.50 to $3.65 $3.30 to $3.60 2018 – 2021E CAGR ~3.5% 2022E – 2025E CAGR 5 – 7% PSEG non-GAAP Operating Earnings per Share $3.35 to $3.55 2018 – 2021E CAGR ~4.5% *See slides A, B and C for items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings for PSEG, PSE&G, PSEG Power and PSEG Enterprise/Other. Note: Difference between original 2021 earnings guidance and updated 2021 earnings guidance is primarily driven by cessation of PSEG Fossil depreciation upon Held for Sale and lower interest expense from debt redemption at PSEG Power. E=Estimate

Expanded investment program firms compound annual rate base growth


PSE&G Year-End Rate Base
CAGR
YE 2021E-YE 2025E
7.5%
6%
YE 2020-YE 2025E
8%
6.5%
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
($ Millions)
2020
2021E
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy

Rate base CAGR of 6%-7.5% starting at YE 2021E supports earnings growth over the 2022-2025 guidance period

PSEG

E = Estimate; Chart excludes CWIP. Year-end 2020 CWIP balance was ~$1.8B.
Note: Hashed portion of the chart represents unapproved programs including IAP planned filing in Q4 2021, Energy Strong extension, CEF-ES, Vehicle Innovation and Electrification and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the lower end of the range.

65

PSE&G earnings growth drives PSEG’s long-term earnings growth rate $3.30 to $3.60 PSEG non-GAAP Operating Earnings per Share E=Estimate PSE&G Zero-Carbon, Infrastructure and Other PSEG CAGR 5 – 7% 2022E – 2025E CAGR 5 – 7% PSE&G CAGR 5 – 7% Earnings growth driven by robust utility capital program aligned with state Clean Energy goals, supportive recovery mechanisms and rate case, and cost control including well funded pension moving to more conservative allocation Financial flexibility to fund capital program without the need for incremental equity Upside/Variability from incremental capital deployment, including incremental PSE&G investments, offshore wind generation/transmission and potential return of capital, as well as long-term nuclear solution/PTCs, transmission RTO adder, and rate case outcome

Raising our indicative annual dividend increase from $0.08 to $0.12 per share, effective Q1 2022



Annual PSEG Dividend per Share
Annual Increase 4¢
Annual Increase 8¢
Annual Increase 12¢
$1.44
$1.48
$1.56
$1.64
$1.72
$1.80
$1.88
$1.96
$2.04*
$2.16*
2013 2014 2015 2016 2017 2018 2019 2020 2021E 2022E
56% 54% 54% 57% 59% 58% 57% 57% 57%** 63%** Payout Ratio

Opportunity for consistent and sustainable dividend growth - now with a higher growth rate

*Indicative annual 2021 and 2022 PSEG common dividend rates per share. E=Estimate.
**2021E and 2022E Payout Ratios reflect the indicative annual dividend rate divided by the mid-point of non-GAAP Operating Earnings guidance of $3.50-$3.65 per share and $3.30-$3.60 per share, respectively.
Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG 67

2021 Investor Conference Takeaways PSEG: 90% regulated business mix from stable, predictable operations of PSE&G, 10% Zero-Carbon Generation, Infrastructure and Other PSE&G: Robust capital program aligned with state clean energy goals, increased by $1B to $14B-$16B through 2025, at our best-in-class utility Incremental investment to focus on ‘last mile’ distribution infrastructure; planned IAP filing Effective cost control to maintain customer affordability Future zero-carbon operations and infrastructure opportunities aligned with NJ energy policy Long runway of investment supported by regulatory & policy advocacy paired with effective governance and strong ethics Growth platform of predictable earnings, dividends and capital spend visibility Establishing 2022 non-GAAP Operating Earnings Guidance of $3.30 - $3.60 per share Multi-year earnings growth rate of 5% - 7% over the 2022 to 2025 period, starting with 2022 guidance midpoint Raising indicative 2022 dividend by $0.12 per share, 2022 indicative annual dividend of $2.16 per share $500M of share repurchase to be implemented upon close of PSEG Fossil sale Expanded financial flexibility lowers minimum threshold credit metrics to 13%-14% (from 17%-18%) No new equity needed to execute 2021-2025 capital program, including Ocean Wind investment PSEG is an ESG leader in tackling climate change, DEI and governance, with a Net-Zero 2030 Vision and top-tier ESG scores

Appendix

Operating Earnings $ millions (except EPS) 2022E(1) 2021E(2) Original 2021 Guidance PSE&G $1,485 - $1,575 $1,420 - $1,470 $1,410 - $1,470 Zero-Carbon, Infrastructure & Other $170 - $230 n/a n/a PSEG Power n/a $350 - $425 $280 - $370 Parent /Other n/a ($20) ($15) PSEG Consolidated $1,655 - $1,805 $1,775 - $1,850 $1,700 - $1,800 PSEG Operating EPS $3.30 - $3.60 $3.50 - $3.65 $3.35 - $3.55 PSEG Operating EPS midpoint $3.45 $3.45 Non-GAAP Operating Earnings Guidance (1) 2022E guidance – expect to narrow to a $0.20/share range in February 2022 (2) 2021E guidance – low end was increased $0.05 during Q2 release due to strong non-GAAP YTD results and overall range increased $0.10/share after announcement of PSEG Fossil sale due to the cessation of depreciation of Fossil assets for the remainder of the year and lower interest expense due to the redemption of Power’s debt 2022 Operating Earnings Guidance consistent with 2021, reflecting continued growth at PSE&G and transition to more predictable business mix

PSEG Sustainability & ESG Summary

Leadership

- Clean Energy Future (CEF): PSE&G received regulatory approvals to invest $2 billion to decarbonize NJ economy
  - ✓ $1B CEF-Energy Efficiency program
  - ✓ $0.7B* for smart meters (Energy Cloud-AMI)
  - ✓ $0.2B for EV charging infrastructure
- PSEG accelerates climate vision for Net-Zero emissions to 2030 from 2050 for PSE&G and Power generation for direct and indirect emissions from operations (Scopes 1 and 2)
  - ✓ PSEG Power is already at half the CO_2 intensity of PJM and U.S. averages
  - ✓ PSEG Power is now coal-free
  - ✓ PSEG Power has pledged not to build or acquire any new fossil-fueled power plants
  - ✓ PSE&G on track to achieve 2023 methane reduction goal of ~22% from 2018 levels
- PSEG completed acquisition of a 25% interest in Ocean Wind 1
- ~$1B of Regulated Solar investments
- Climate Report follows TCFD
- Sustainability Report is SASB compliant
- PSEG ESG Performance Report

Policies & Goals

- PSEG is a vocal advocate for an economy-wide price on carbon emissions and preserving nuclear power plants for their zero-carbon attributes
- Committed to rigorous oversight of political contributions and transparency in disclosure
- Diversity, Equity & Inclusion Commitment
- Human Rights Policy
- PSEG's ESG goals and business strategy are aligned with many of the U.N.'s Sustainable Development Goals to set the world on a sustainable path by 2030


SUSTAINABLE DEVELOPMENT GOALS

Recognition & Scores

- Member of S&P Sustainability Yearbook 2021
- Named to Dow Jones Sustainability Index – North America 13 years in a row
- Among 2021 America's Most Responsible Companies by Newsweek
- Named to the Forbes Lists of:
  Best Employers for Diversity 2021
  Best Large Employers 2021
  Best Employers for Veterans 2020
- PSEG ESG Vital Signs: Relative Scores**


MSCI
PEERS
AA
PSEG in top 20% of all MSCI rated companies
ISS
PEERS
3-S
4-E
Bloomberg Disclosure
PEERS
56
Sustainalytics
PEERS
71
SSGA R-Factor
PEERS
69
PSEG is top 10%-30% of SSGA's Industry rated companies
CPA-Zicklin Index
PEERS
85.7
Worse
PEER AVG
PSEG
Better

PSEG

*CEF-EC/AMI approved program is $707M, of which ~$600M is incremental Capex over annual meter spend of ~$30M. **Scores from best to worst: MSCI – AAA TO CCC, ISS - 1 TO 10, Others - 100% TO 0%; PSEG ESG Scores as of June 30, 2021. TCFD=Task Force on Climate-Related Financial Disclosures; SASB=Sustainability Accounting Standards Board; Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF6 and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of electric and gas and line losses

71

PSE&G’s residential customer bills are lowest amongst peers for Gas and lower than average for Electric service Based upon a calculation of monthly bills for an electric customer using 500 kilowatt-hours and a gas customer using 100 therms using rates as of June 1, 2021. Rates sourced from public company documents.

73 Typical residential combined electric and gas bill relative to median income has declined from over 4% to ~2.5% over the past decade Low-income bill percentage has declined from ~2.5% to 1.5% due to various low-income support programs (LIHEAP, USF, Lifeline) over the same time frame

PSE&G investing $1B of capital in energy efficiency, one of the largest efforts in the U.S. PSE&G Investment: $1 Billion, 3-Year Commitment delivering universal access to lower customer bills through a comprehensive suite of EE programs PSE&G Energy Efficiency (EE) Offerings Residential Programs $300M Commercial & Industrial Programs $700M Efficient Products Prescriptive Existing Homes Custom Behavioral Small Non-Res Efficiency Multi-Family Energy Management Income Eligible Engineered Solutions Other Benefits Conservation Incentive Program addresses lost revenues 3,200 direct clean energy jobs 8 million metric tons of CO2 avoided* 2.2 NJ cost test score** *Through 2050. ** Source: PSEG.  NJ Cost test score represents the relative value of societal benefits including, among other things, environmental, economic and non-energy benefits, to program costs.

Ralph LaRossa Ralph Izzo Tammy Linde Dan Cregg Kim Hanemann LINK TO BIO LINK TO BIO LINK TO BIO LINK TO BIO LINK TO BIO President & Chief Operating Officer Public Service Electric & Gas Executive Bios Chairman, President & CEO Public Service Enterprise Group Chief Operating Officer Public Service Enterprise Group EVP & General Counsel Public Service Enterprise Group EVP & CFO Public Service Enterprise Group 75

PSEG Investor Relations 80 Park Plaza Newark NJ 07102 PSEG-IR-GeneralInquiry@pseg.com investor.pseg.com AFUDC – Allowance for Funds Used During Construction AMI – Automated Metering Infrastructure BPU – New Jersey Board of Public Utilities BGSS – Basic Gas Supply Service CEF – Clean Energy Future CEF-EE – Energy Efficiency CEF-EV – Electric Vehicle CEF-EC – Energy Cloud CEF-ES – Energy Storage CIP – Conservation Incentive Program CWIP – Construction Work in Progress DEI – Diversity, Equity and Inclusion ES – Energy Strong ESG – Environmental, Social and Governance FERC – Federal Energy Regulatory Commission GSMP – Gas System Modernization Program IAP – Infrastructure Advancement Program OREC – Offshore Wind Renewable Energy Certificate OSA – Operating Service Agreement with the Long Island Power Authority (LIPA) OSHA – Occupational Safety and Health Administration OSW – Offshore Wind PTC – Production Tax Credit RTO – Regional Transmission Organization ZEC – Zero Emission Certificates

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (Non-GAAP) Reconciliation

Reconciling Items	Year Ended December 31,							
	2020	2019	2018	2017	2016	2015	2014	2013
	($ millions, Unaudited)							
Net Income	$ 1,905	$ 1,693	$ 1,438	$ 1,574	$ 887	$ 1,679	$ 1,518	$ 1,243
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax[a] (PSEG Power)	(231)	(255)	144	(133)	(5)	(24)	(138)	(86)
(Gain) Loss on Mark-to-Market (MTM), pre-tax[b] (PSEG Power)	81	(285)	117	167	168	(157)	(111)	125
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	-	-	-	-	(172)	27	54
Plant Retirements and Dispositions, pre-tax (PSEG Power)	(122)	402	(51)	975	669	-	-	-
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	2	-	-	-	-	-	-	-
Goodwill Impairment, pre-tax (PSEG Power)	-	16	-	-	-	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	58	8	77	147	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform[c]	106	37	(74)	(427)	(391)	150	104	(27)
Tax Reform	-	-	-	(745)	-	-	-	-
Operating Earnings (non-GAAP)	$ 1,741	$ 1,666	$ 1,582	$ 1,488	$ 1,475	$ 1,476	$ 1,400	$ 1,309
PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507	508	508	508	508
	($ Per Share Impact - Diluted, Unaudited)							
Net Income	$ 3.76	$ 3.33	$ 2.83	$ 3.10	$ 1.75	$ 3.30	$ 2.99	$ 2.45
(Gain) Loss on NDT Fund Related Activity, pre-tax[a] (PSEG Power)	(0.46)	(0.50)	0.28	(0.26)	(0.01)	(0.05)	(0.27)	(0.17)
(Gain) Loss on MTM, pre-tax[b] (PSEG Power)	0.16	(0.56)	0.23	0.33	0.33	(0.31)	(0.22)	0.25
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	-	-	-	-	(0.34)	0.05	0.11
Plant Retirements and Dispositions, pre-tax (PSEG Power)	(0.24)	0.79	(0.10)	1.92	1.32	-	-	-
Oil LOCOM adjustment, pre-tax (PSEG Power)	-	-	-	-	-	-	-	-
Goodwill Impairment, pre-tax (PSEG Power)	-	0.03	-	-	-	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	0.11	0.02	0.15	0.29	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform[c]	0.21	0.08	(0.14)	(0.84)	(0.78)	0.31	0.21	(0.06)
Tax Reform	-	-	-	(1.47)	-	-	-	-
Operating Earnings (non-GAAP)	$ 3.43	$ 3.28	$ 3.12	$ 2.93	$ 2.90	$ 2.91	$ 2.76	$ 2.58

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).
(b) Includes the financial impact from positions with forward delivery months.
(c) Income tax effect calculated at 28.11% statutory rate for 2020, 2019 and 2018 and 40.85% statutory rate for prior years, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.

PSEG

A

B Reconciliation of Non-GAAP Operating Earnings for PSE&G and PSEG Enterprise/Other Income tax effect calculated at a combined leveraged lease effective tax rate.

Reconciliation of Non-GAAP Operating Earnings for PSEG Power

PSEG Power LLC - Operating Earnings (Non-GAAP) Reconciliation

Reconciling Items	Year Ended December 31, 2020	2019	2018	2017	2016	2015	2014	2013
	($ millions, Unaudited)							
Net Income	$ 594	$ 468	$ 365	$ 479	$ 18	$ 856	$ 760	$ 644
(Gain) Loss on NDT Fund Related Activity, pre-tax [a]	(231)	(255)	144	(133)	(5)	(24)	(138)	$ (86)
(Gain) Loss on MTM, pre-tax [b]	81	(285)	117	167	168	(157)	(111)	125
Storm O&M, net of insurance recoveries, pre-tax	-	-	-	-	-	(172)	27	54
Plant Retirements and Dispositions, pre-tax	(122)	402	(51)	975	669	-	-	-
Oil LOCOM adjustment, pre-tax	2	-	-	-	-	-	-	-
Goodwill Impairment, pre-tax	-	16	-	-	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [c]	106	63	(73)	(395)	(336)	150	104	(27)
Tax Reform	-	-	-	(588)	-	-	-	-
Operating Earnings (non-GAAP)	$ 430	$ 409	$ 502	$ 505	$ 514	$ 653	$ 642	$ 710
PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507	508	508	508	508

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).
(b) Includes the financial impact from positions with forward delivery months.
(c) Income tax effect calculated at 28.11% statutory rate for 2020, 2019 and 2018 and 40.85% statutory rate for prior years, except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.

PSEG

C